UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2025

The Arena Group Holdings, Inc.

(Exact Name of Registrant as specified in its charter)

Delaware	001-12471	68-0232575
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

200 Vesey Street, 24th Floor New York, NY	10281
(Address of principal executive offices)	(Zip Code)

212-321-5002

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AREN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, the Board of Directors (the “Board”) of The Arena Group Holdings Inc. (the “Company”) appointed Paul Edmondson as interim Chief Executive Officer on February 12, 2025. On March 3, 2025, the Board approved Mr. Edmondson as full Chief Executive Officer of the Company.

In connection with his appointment as full Chief Executive Officer, on March 3, 2025, Mr. Edmondson was granted 400,000 options to purchase Company common stock under the Company’s Amended and Restated 2022 Stock and Incentive Compensation Plan, with an exercise price of $1.48 (the “Options”), which represents the closing price of Company’s common stock on March 3, 2025. The Options will vest on the four year anniversary of the grant date; provided, however, that the Options shall vest in full and become exercisable if the Company’s stock price closes at or above $12.00 per share for thirty consecutive calendar days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ARENA GROUP HOLDINGS, INC.

Date: March 7, 2025

	By:	/s/ Paul Edmondson
	Name:	Paul Edmondson
	Title:	Chief Executive Officer